UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2012

Sorrento Therapeutics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-52228	33-0344842
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6042 Cornerstone Ct. West, Suite B, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-210-3700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2012, the Board of Directors of Sorrento Therapeutics, Inc. ("Sorrento" or the "Company") appointed Diane D-S. Tang-Liu, Ph.D. and M. Scott Salka to its Board of Directors.

Dr. Tang-Liu currently serves as the Vice President, Clinical Pharmacology, Global Drug Development at Allergen, Inc. in Irvine, California, and has been employed by Allergen in various positions of increasing responsibility since 1981. Dr. Tang-Liu also serves as an adjunct Professor at USC – School of Pharmacy & Department of Pharmacology and Pharmaceutical Sciences in Los Angeles, California. Dr. Tang-Liu holds a Ph.D. in Pharmaceutical Chemistry from University of California, San Francisco and a B.S. in Pharmacy from National Taiwan University, Taipei, Taiwan, R.O.C.

Mr. Salka currently serves as CEO of Aspyrian, CendR, and Vesper Biologics, all biotechnology companies. Previously, from 2001-2010, Mr. Salka served as CEO of Ambit Biosciences, a biotechnology company in San Diego, California. Mr. Salka holds an MBA from Carnegie Mellon University and a B.S. in Finance from San Diego State University. Mr. Salka was appointed pursuant to that certain Stock Purchase Agreement between the Company and Donald R. Scifres 2011 Annuity Trust Y dated December 29, 2011.

Dr. Tang-Liu was appointed to the Company’s Scientific Advisory Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sorrento Therapeutics, Inc.

February 29, 2012	By:	/s/ Henry Ji

Name: Henry Ji
Title: Interim Chief Executive Officer